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                                                                    EXHIBIT 99.2

                          AGREEMENT REGARDING PNC DEBT

        This Agreement Regarding PNC Debt, dated as of August 1, 2001, is made and entered into by and between Fidelity National Financial, Inc., a Delaware corporation ("FNF"), and Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS").

        Reference is made to that certain Revolving Credit and Security Agreement, dated as of May 3, 2000, by and among Vista Information Solutions, Inc., a Delaware corporation and the predecessor-in-interest to FNIS, Vista Environmental Information, Inc., a Delaware corporation, E/Risk Information Services, a California corporation, GeoSure, Inc., a Delaware corporation, GeoSure, LP, a New York limited partnership, Ensite Corporation of Denver, a Colorado corporation, EcoSearch Acquisition, Inc., a Delaware corporation, EcoSearch Environmental Resources, Inc., an Indiana corporation, NRC Acquisition, L.L.C., a New York limited liability company, NRC Insurance Services, Inc., a North Carolina corporation, Vista DMS, Inc., a Delaware corporation, and VISTAinfo Canada, Inc., an Ontario corporation, the financial institutions set forth on the signature pages thereto (the "Lenders") and PNC Bank, National Association, a national banking association, as agent for the Lenders, as amended by that certain First Amendment to Revolving Credit and Security Agreement and Limited Consent and Waiver, dated as of April 12, 2001 (such credit agreement, as so amended, the "PNC Credit Agreement").

                                    RECITALS

        WHEREAS, on August 1, 2001 (the "Closing Date"), pursuant to that certain Agreement and Plan of Reorganization and Merger, dated as of April 12, 2001 (the "Merger Agreement"), by and among FNF, Chicago Title and Trust Company, an Illinois corporation ("Chicago Title"), and FNIS, FNF acquired approximately 77% of the issued and outstanding common stock of FNIS (the "Transaction");

        WHEREAS, the consent of the Lenders to the Transaction is conditioned upon the payment in full of all sums owing under the PNC Credit Facility on the Closing Date, and pursuant to the terms of the pay-off letter attached hereto as Exhibit A, FNF will pay to the Lenders all sums owing under the PNC Credit Facility on the Closing Date (the "Pay-Off Amount");

        WHEREAS, FNIS, with FNF's assistance, intends to arrange for a new financing as soon as possible after the Closing Date, the proceeds of which will be applied, inter alia, to repay to FNF the Pay-Off Amount plus accrued, unpaid interest thereon through the date of such repayment; and

        WHEREAS, FNF and FNIS desire to document the arrangement described in the foregoing recitals;

        NOW, THEREFORE, in consideration of the premises and mutual covenants, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows.

                                    AGREEMENT

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1. Concurrently with the execution hereof, FNIS shall execute and deliver to FNF the promissory note attached hereto as Exhibit B, evidencing FNIS's obligation to repay the Pay-Off Amount.

2. To the extent possible, FNIS shall continue to perform its obligations under the PNC Credit Agreement as though FNF were the "Lenders" and the "Agent" thereunder.

3. FNIS shall pay to FNF immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the FNF's in-house counsel), incurred by FNF in connection with (a) the negotiation and preparation hereof and any amendments and waivers hereto and to the Note; (b) the enforcement of FNF's rights and/or the collection of any amounts which become due to FNF hereunder or under the Note; and (c) the prosecution or defense of any action in any way related hereto or to the Note.

4. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that FNIS may not assign or transfer its interest hereunder without FNF's prior written consent. FNF reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, FNF's rights and benefits hereunder and under the Note. In connection therewith, FNF may disclose all documents and information which FNF now has or may hereafter acquire relating FNIS or its business.

5. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

6. This Agreement shall be construed in accordance with the internal laws of the State of California, without regard to its conflicts of law rules.

        IN WITNESS WHEREOF, representatives of each of FNF and FNIS have executed this Agreement as of the day and year first written above.


                             FIDELITY NATIONAL FINANCIAL, INC.


                             By:
                                ------------------------------------------------

                             Its:
                                 -----------------------------------------------


                             FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.


                             By:
                                ------------------------------------------------

                             Its:
                                 -----------------------------------------------

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                                                                    EXHIBIT 99.2


                                    Exhibit A

                                 Pay-Off Letter





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                                                                    EXHIBIT 99.2


                                    Exhibit B

                                 Promissory Note